July 7, 2000


Mr. William A. McKell
President and Chief Executive Officer
Horizon Personal Communications, Inc.
68 East Main Street
Chillicothe, Ohio  45601-0480

Mr. Peter M. Holland
Director and Chief Financial Officer
Horizon Personal Communications, Inc.
68 East Main Street
Chillicothe, Ohio  45601-0480

     RE: $225 MILLION SENIOR SECURED CREDIT FACILITY FOR HORIZON PERSONAL COMMUNICATIONS, INC.

Gentlemen:

         We understand that Horizon Personal Communications, Inc. (the "Borrower") intends to finance the direct costs of the construction and operation of a regional digital wireless telecommunications network on the Sprint PCS system (collectively, the "Build-out"). We also understand that the Borrower will enter into a Credit Agreement (the "Bank Credit Facility") for the purposes of financing the Build-out having substantially the terms set forth on the summary of terms and conditions attached hereto (the "Term Sheet") with certain financial institutions (the "Lenders") for an aggregate amount of up to $225 million which shall be in the form of a term loan and a revolving credit facility. The Build-out and the transaction described in the foregoing sentence are hereinafter referred to collectively as the "Transactions."

         Based upon and subject to the foregoing and to the terms and conditions set forth below and in the Term Sheet, First Union National Bank ("First Union") is pleased to confirm its commitment (the "Commitment") to provide the Bank Credit Facility to the Borrower. First Union's obligation to provide the Bank Credit Facility pursuant to this Commitment is subject to (i) the Borrower's written acceptance of a letter from First Union to the Borrower of even date herewith (the "Fee Letter") pursuant to which the Borrower agrees to pay to First Union certain fees in connection with the Bank Credit Facility as more particularly set forth therein, (ii) the completion of a definitive credit agreement and related documentation for the Bank Credit Facility in form and substance satisfactory to First Union, (iii) completion of all documentation relating to the Build-out (including, without limitation, all contracts and other documentation), in form and substance satisfactory to First Union, (iv) compliance with all applicable laws and regulations (including compliance of this Commitment and the transactions described herein with all applicable federal banking laws, rules and regulations), (v) the determination of First Union and FUSI (as defined below) that, prior to and during the primary syndication of the Bank Credit Facility, there shall have been no competing issuance of debt (excluding, for purposes hereof, the issuance of high yield indebtedness in an aggregate amount of up to $125,000,000 in net proceeds), securities (excluding, for purposes hereof, the initial public offering of the common stock of Horizon PCS, Inc. in an aggregate amount of not less than $100,000,000 in net proceeds) or commercial bank facilities of the Borrower being offered, placed or arranged, without the prior written consent of First Union and FUSI (vi) the completion by First Union of its legal, financial and business due diligence in form and substance satisfactory to First Union and
(vii) the satisfaction of all other conditions described herein, in the Term Sheet and in such definitive credit documentation. Further, First Union's
Commitment is subject to there not having occurred any material adverse disruption or other change in the financial, banking or capital markets that has had or could have a material adverse effect on the syndication of the Bank Credit Facility. In addition, whether before or after the closing of the Bank
Credit Facility, First Union shall be entitled, after consultation with the Borrower, to change the pricing (provided, however that it is agreed that the applicable percentages referred to in the Term Sheet will not be increased by more than 2.0% above the rate stated therein if First Union shall have reached a hold level of $100,000,000 or less), structure or terms of the Bank Credit Facility (including, without limitation, the individual amounts of the facilities but not the aggregate amount of the Bank Credit Facility) if First Union determines that such changes are advisable in order to ensure a successful pre-closing or post-closing syndication or an optimal credit structure of the Bank Credit Facility, such right to continue until the completion of such syndication notwithstanding the termination of the Commitment.

         It is agreed that First Union will act as the sole administrative agent (the "Administrative Agent") for any other Lenders under the Bank Credit Facility. First Union, through its affiliate, First Union Securities, Inc. ("FUSI" or the "Arranger"), will also serve as sole manager of the syndication effort. In connection with such syndication effort, First Union will manage all aspects of the syndication, including without limitation making decisions as to the selection and number of institutions to be approached and when such institutions will be approached, when commitments will be accepted, which institutions will participate, the allocations of commitments among syndicate Lenders and the amount and distribution of fees payable to syndicate Lenders. As a part of this process, First Union will consult with the Borrower regarding the selection and number of institutions to be approached.

         First Union reserves the right, prior to or after the execution of definitive documentation with respect to the Bank Credit Facility, and as part of any syndication thereof or otherwise, to arrange for the assignment of a portion of this Commitment, in accordance with the Term Sheet, to one or more mutually acceptable financial institutions that will become Lenders and be party to such definitive documentation. In addition, in connection with any such syndication, the Borrower acknowledges that First Union may allocate a portion of the fees payable under the Fee Letter to such other Lenders. It is agreed, however, that no Lender will receive compensation from or on behalf of the Borrower outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Bank Credit Facility.

         The Borrower understands that First Union intends to commence the syndication efforts immediately and intends to complete such syndication prior to closing. In connection therewith, the Borrower agrees to assist First Union in promptly completing a mutually satisfactory syndication. The syndication will be accomplished by a variety of means including direct contact during the syndication between senior management of the Borrower and First Union and their respective affiliates and advisors. First Union reserves the right to engage the services of FUSI and other of its affiliates in furnishing the services to be performed by First Union as contemplated herein and to allocate (in whole or in part) to any such affiliates any fees payable to it in such manner as it and its affiliates may agree in their sole discretion. The Borrower agrees that First Union may share with any of its affiliates and advisors any information related to the Transactions or any other matter contemplated hereby, on a confidential basis.

         The Borrower agrees to afford First Union and its affiliates an opportunity to offer proposals to provide, arrange, underwrite or administer (i) any interest rate caps, currency swaps or other hedging transactions to be entered into by the Borrower or any of its affiliates, (ii) any cash management, funds transfer, trade, corporate trust and securities services to be obtained by the Borrower or any of its affiliates and (iii) any public or private debt or equity instruments or securities to be issued by the Borrower or any of its affiliates.

         You hereby represent, warrant and covenant that (i) all information, other than the Projections (as defined below), which has been or is hereafter made available to First Union or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to First Union or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Bank Credit Facility so that the representation and warranty in the preceding sentence is correct on such date. In arranging and syndicating the Bank Credit Facility First Union will be using and relying on the Information and the Projections without independent verification thereof.

         The Borrower agrees to reimburse First Union, FUSI and their affiliates for all of their reasonable fees and out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred in connection with the transactions described herein. The Borrower also agrees to indemnify and hold harmless First Union, FUSI and their affiliates and their respective directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, suits, losses, claims and liabilities to third parties unaffiliated with the Indemnified Parties of any kind or nature, joint or several, to which such Indemnified Parties may become subject, related to or arising out of any of the transactions contemplated herein, including without limitation the execution of definitive credit documentation, the syndication and closing of the Bank Credit Facility and the closing of the other Transactions, and will reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) on demand as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom; provided, that no Indemnified Party shall have any right to indemnification for any of the foregoing to the extent resulting primarily from the gross negligence or willful misconduct of any Indemnified Party or from any material breach hereof. This Commitment is addressed solely to the Borrower, and neither First Union and FUSI, on the one hand, nor the Borrower, on the other hand, shall be liable to the other or any other person for any consequential damages that may be alleged as a result of this Commitment or any of the transactions referred to herein. In the event that the closing of the Bank Credit Facility fails to occur for any reason, the provisions of this paragraph shall survive any termination of this Commitment.

         Until such time as the Borrower has accepted this Commitment in writing as provided below, the Borrower is not authorized to show or circulate this Commitment or the Term Sheet, or disclose the contents thereof, to any other person or entity (other than to its directors, officers and legal and financial counsel; provided that (i) each of such persons shall agree to be bound by the confidentiality provisions hereof and (ii) the Borrower shall be liable for any breach of such confidentiality provisions by any such person), except as may be required by law or applicable judicial process.

         This Commitment shall terminate at 5:00 p.m. on July 7, 2000, unless such Commitment is accepted by the Borrower in writing prior to such time and, if accepted prior to such time, shall expire at the earlier of the occurrence of any event that has, or could be expected to have, a material adverse effect on the business, properties, prospects, operations or condition (financial or otherwise) of the Borrower, and (iv) 5:00 p.m. on August 15, 2000, if the closing of the Bank Credit Facility shall not have occurred by such time.

         This Commitment and the Fee Letter shall be governed by and construed in accordance with the internal laws of the state of North Carolina, and together constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersede any previous agreement, written or oral, between the parties with respect to the subject matter hereof and thereof. This Commitment supersedes any prior or contemporaneous agreement or understanding between any parties hereto with respect to the subject matter hereof. This Commitment may not be assigned without the prior written consent of First Union.

         If the Borrower is in agreement with the foregoing, please sign the enclosed copy of this Commitment and return it to First Union and FUSI, together with an executed copy of the Fee Letter and payment of that portion of the any fee referenced in the Fee Letter which is payable upon acceptance of this Commitment, by no later than 5:00 p.m. on July 7, 2000.

                             Sincerely,

                             FIRST UNION NATIONAL BANK


                             By:    /s/ W.A. Luther
                                ------------------------------------------------
                             Name:  William A. Luther
                                  ----------------------------------------------
                             Title: SVP
                                   ---------------------------------------------


                             FIRST UNION SECURITIES, INC.


                             By:    /s/ Rob Johnson
                                ------------------------------------------------
                             Name:  Rob Johnson
                                  ----------------------------------------------
                             Title: MD
                                   ---------------------------------------------


Agreed to and accepted this day of ______________, 2000.

HORIZON PERSONAL COMMUNICATIONS, INC.


By:     /s/ Pete Holland
   --------------------------------------------------
Name:   Pete Holland
     ------------------------------------------------
Title:  Chief Financial Officer
      -----------------------------------------------

BRIGHT PCS, LLC


By:     /s/ Steven P. Burkhardt
   --------------------------------------------------
Name:   Steve Burkhardt
     ------------------------------------------------
Title:  Assistant Secretary
      -----------------------------------------------

                      HORIZON PERSONAL COMMUNICATIONS, INC.
                    PROPOSED SUMMARY OF TERMS AND CONDITIONS
                                  JULY 7, 2000


BORROWERS:     Horizon Personal Communications, Inc. ("Horizon") and Bright PCS,
               LLC   ("Bright")   (each,   individually,    a   "Borrower"   and
               collectively, the "Borrowers").

GUARANTORS:    Horizon PCS,  Inc.  (the  "Parent")  and all material  direct and indirect subsidiaries of Horizon PCS, Inc.

ADMINISTRATIVE
AGENT: First Union National Bank ("First Union" or the "Administrative Agent") or applicable affiliate designated thereby.

ARRANGER:      First Union Securities, Inc. (the "Arranger").

LENDERS: First Union and a syndicate of lenders (the "Lenders") arranged by the Arranger and satisfactory to the Borrowers.

FACILITIES:    $75,000,000  Revolving Credit Facility (the "Revolver";  together with the Term Loan A and the Term Loan B, the "Facilities") with a $10,000,000 sublimit for the issuance of standby Letters of Credit and a $10,000,000 sublimit for Swingline borrowings.
               Letters of Credit issued under the Revolver shall have a term of no more than one year (not to extend beyond the maturity date of the Revolver).

               $150,000,000 Term Loan (to be comprised of a Term Loan A ("Term Loan A") and a Term Loan B ("Term Loan B") in amounts to be determined). The Term Loan A and the Term Loan B, together with the Revolver, shall be each individually referred to as a "Facility" and collectively, as the "Facilities". The Term Loan A shall be drawn on a delayed basis (not to exceed a period eighteen months after closing of the Facilities) according to a schedule to be determined. Amounts allocated to the Term Loan B may be subject to call protection of 102% and 101% in years 1 and 2, respectively.

               Provided the Facilities referred to above are fully drawn, the Borrower may borrow up to an additional $50,000,000 (the "Additional Facility") upon Required Lender approval so long as
               (a) the terms are no more favorable to the Borrower than the terms and conditions of the Term Loan B; (b) such Additional Facility has a final maturity date no earlier than December 31, 2008; (c) each Lender under the Credit Agreement is offered the opportunity (but is not obligated) to issue a commitment for its pro rata share of such Additional Facility; and (d) the Additional Facility will constitute obligations under the Loan Agreement and shall rank pari passu with the other obligations.


________________________________________________________________________________
FIRST UNION-PROPOSAL                                      Strictly Confidential

MATURITY:      The Revolver  shall mature eight years from the closing date. The
               Term Loan A shall mature eight years from the closing  date.  The
               Term Loan B shall mature eight and one-half years from the closing date.

PURPOSE: To finance (i) the direct cost of the construction and operation of a regional digital wireless telecommunications network on the Sprint PCS System; (ii) transaction costs and expenses; and (iii) working capital and other general corporate purposes.

SECURITY:      The  Facility  shall be secured by the grant of a first  priority lien in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, on all now owned or hereafter acquired tangible and intangible assets of the Borrowers and their subsidiaries (excluding, for purposes hereof, shares of Horizon Telcom, Inc. owned by Horizon), including but not limited to:

                    (i) all  assets  associated  with  the  Borrowers'  wireless communications network, including without limitation certifications, licenses (to the extent permitted by applicable law), franchise rights, rights-of-way, and material contracts (including, without limitation, the assignment of all agreements and/or licenses with Sprint Corp. (collectively, the "Sprint Agreement") which shall have been consented to by Sprint Corp.);

                    (ii) accounts receivable and notes receivable;

                    (iii) real estate owned or leased by the Borrowers and their subsidiaries, supported by landlord waivers, estoppel letters and other real estate security documents;

                    (iv) any intercompany loans; and

                    (v) 100% of the capital  stock or other equity  interests of any present and future domestic subsidiaries of the Borrowers.

               In addition, the Facilities shall be secured by the pledge of 100% of the capital stock, partnership interests or other ownership interests of the Parent in the Borrowers in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders.

INTEREST RATE
OPTIONS:       The Borrowers' option of:


________________________________________________________________________________
FIRST UNION-PROPOSAL                                      Strictly Confidential

               (1) Base Rate: The Base Rate plus the Applicable Base Rate Margin, as set forth in the pricing grid attached hereto as
                    Exhibit I. Loans bearing interest at the Base Rate shall be for a minimum amount of $500,000 and $250,000 increments in excess thereof.

                    The Base Rate means the greater of (i) the Administrative Agent's Prime Rate or (ii) the overnight federal funds rate plus 0.50%. The Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

               (2) LIBOR Rate: LIBOR plus the Applicable LIBOR Margin as set forth in the pricing grid attached hereto as Exhibit I. Loans bearing interest at the LIBOR Rate shall be for a minimum amount of $2,000,000 and $500,000 increments in excess thereof.

                    LIBOR shall mean reserve adjusted LIBOR as set forth on Telerate Page 3750 or as determined by the Administrative Agent if such information is not available. The LIBOR Rate Option is available for Interest Periods of 1, 2, 3, or 6 months. No more than six (6) Interest Periods may be in effect at any time.

                    LIBOR Rate interest, Base Rate interest based on the overnight federal funds rate and all fees shall be calculated on a 360 day basis, while Base Rate interest based on the Administrative Agent's Prime Rate shall be calculated on a 365/66 day basis.

LOANS UNDER THE
CREDIT
FACILITY:      Borrowings  may be requested  upon three business days notice for
               LIBOR  Loans and same  business  day notice for Base Rate  Loans.
               Notice must be given to the Agent by 11:00 a.m., Charlotte, North
               Carolina time, on the day on which such notice is required.

INTEREST
PAYMENTS:      Interest on Base Rate Loans will be due and payable  quarterly in arrears. Interest on LIBOR Rate Loans will be due and payable at the end of each applicable Interest Period or, in the case of a 6 month LIBOR Rate Loan, every 3 months.

DEFAULT
DATE: Upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all amounts due and payable with respect to LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to such Loans until the end of the applicable Interest Period and



________________________________________________________________________________
FIRST UNION-PROPOSAL                                      Strictly Confidential
               thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iii) all amounts due and payable with respect to Base Rate Loans, and all fees and other amounts due and payable, shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans.

LETTER OF
CREDIT
FEES: Letter of Credit Fee: An amount equal to the Applicable LIBOR Margin on a per annum basis multiplied by the face amount of each Letter of Credit, payable to the Administrative Agent, for the account of the Lenders, quarterly in arrears.

               Fronting Fee: An amount equal to 0.125% per annum multiplied by the face amount of each Letter of Credit, payable to the Administrative Agent (as Issuing Lender), for its own account, quarterly in arrears.

COMMITMENT
FEE: The Borrowers shall pay to the Administrative Agent for the account of the Lenders a Commitment Fee at a rate per annum reflected on the attached Exhibit II on the unused portion of the Facilities, payable quarterly in arrears.

MANDATORY
COMMITMENT
REDUCTIONS:    The  aggregate  commitment  of the Lenders  under the  Facilities shall be permanently reduced quarterly according to the annual percentages set forth below:

               ----------------- ---------------------- -----------------------
                                 Term Loan A Commitment  Term Loan B Commitment
                                      Reductions              Reductions
               ----------------- ---------------------- -----------------------
               Year 1                     0%                        0%
               -----------------
               Year 2                     0%                        0%
               -----------------
               Year 3                     0%                        0%
               -----------------
               Year 4                    ___%                       1%
               -----------------
               Year 5                    ___%                       1%
               -----------------
               Year 6                    ___%                       1%
               -----------------
               Year 7                    ___%                       1%
               -----------------
               Year 8                    ___%                       1%
               -----------------
               Year    9   (six                                    95%
               months)
               ----------------- ------------------------- --------------------

MANDATORY
PREPAYMENTS/
PERMANENT FACILITY
REDUCTIONS:    Outstandings  under the Facilities will be required to be prepaid
               and  the  aggregate   commitment   amount   thereunder   will  be
               permanently reduced as follows: (i) 100% of the net proceeds of any debt issuance (excluding the initial issuance of high yield


________________________________________________________________________________
FIRST UNION-PROPOSAL                                      Strictly Confidential
               notes or high yield bridge notes by the Parent in an aggregate amount of up to $125,000,000 in net proceeds) completed by the Parent, the Borrowers or their subsidiaries, (ii) 50% of the net proceeds of any equity offering completed by the Parent (excluding the initial public offering of common equity of the Parent in an aggregate amount of not less than $100,000,000 in net proceeds), the Borrowers or their subsidiaries, provided that such net proceeds may be used to (A) redeem up to 35% of any subordinated debt subject to equity clawbacks and (B) acquire additional telecommunications assets within eighteen (18) months of the receipt of such net proceeds (subject to limitations on acquisitions to be determined), (iii) 100% of the net proceeds from asset sales, other than in the ordinary course of business, unless reinvested in replacement assets within 180 days, (iv) 100% of insurance proceeds not reinvested within 180 days and (v) 50% of Excess Cash Flow (to be defined as Consolidated EBITDA of the Borrowers and their subsidiaries minus the sum of capital expenditures plus repayments of principal plus working capital plus cash interest expense plus taxes) for each fiscal year commencing with the fiscal year ending December 31, 2003.

OPTIONAL
PREPAYMENTS:   Base Rate Loans may be prepaid at any time without penalty. LIBOR
               Rate Loans may be prepaid at the end of the  applicable  Interest
               Period without penalty. Prepayment of the LIBOR Rate Loans prior to the end of the applicable Interest Period is subject to payment of any funding losses.

CONDITIONS
PRECEDENT TO
INITIAL
BORROWING:     Customary  for  facilities  of this  nature,  including,  but not limited to,  completion  of  financial  due  diligence  and final credit  approval  in  form  and  substance  satisfactory  to  the
               Arranger;  credit  documentation  satisfactory  to  the  Lenders;
               receipt of a minimum $225 million in aggregate  net proceeds from a combination of an initial public offering, the issuance of high yield  or  high  yield  bridge  notes  and/or  a  private  equity issuance,  provided  that not less than $100  million of such net proceeds shall be received from the issuance of public or private equity,  to be  contributed to Horizon on or prior to the initial extension of credit under the  Facilities,  in each case on terms and conditions  satisfactory to the Lenders;  receipt of business plans with respect to the  buildout of the wireless  network each
               in  form  and  substance   satisfactory   to  the  Lenders;   all
               governmental, shareholder, corporate and third party consents and approvals  shall have been obtained;  modification  of key vendor contracts to, among other things, subordinate the lien thereof to the  Facilities  on  terms  and  conditions  satisfactory  to the
               Lenders; no material adverse change including no material pending
               or  threatened   litigation,   bankruptcy  or  other  proceeding;
               satisfactory  review  of all  corporate  documentation,  material

________________________________________________________________________________
FIRST UNION-PROPOSAL                                      Strictly Confidential
               agreements and other legal due diligence; satisfactory completion of business due diligence by the Lenders; and payment of all fees and expenses due to the Administrative Agent, the Arranger and their counsel.

CONDITIONS PRECEDENT
TO EACH
BORROWING:     Delivery of a borrowing notice,  accuracy of all  representations and warranties, absence of defaults and compliance on a pro forma basis with all covenants.

REPRESENTATIONS
AND
WARRANTIES:    Customary  for  facilities  of this  nature,  including,  but not limited  to,  corporate  existence;  corporate  and  governmental authorization; enforceability; financial information; no material adverse changes;  compliance with laws and agreements  (including
               environmental    laws);    compliance    with   all    applicable
               communications laws and regulations (including FCC and state PUC regulations and orders); compliance with ERISA; no material litigation; payment of taxes; financial condition; and full disclosure.

INTEREST RATE
PROTECTION:    Within 60 days after closing,  the Borrowers  shall have fixed or hedged at least 50% of their debt obligations for a period of not less than 3 years on terms acceptable to the Administrative
               Agent.

AFFIRMATIVE
COVENANTS:     Customary  for  facilities  of this  nature,  including,  but not limited to, receipt of financial  information  (including budgets and business  plans to be in form and substance  satisfactory  to
               the   Administrative   Agent);    notification   of   litigation,
               investigations and other adverse changes; payment and performance of  obligations;  conduct of business;  maintenance of existence;
               maintenance  of  property  and  insurance  (including  hazard and business  interruption  coverage);  maintenance  of  records  and accounts; inspection of property and books and records (including periodic field audits),  in each case at the Borrowers'  expense;
               compliance with laws (including  environmental laws);  compliance
               with  all   applicable   communications   laws  and   regulations
               (including FCC and state PUC regulations and orders); maintenance of all communications licenses and franchises issued or granted by any governmental authority; payment of taxes; and ERISA.

FINANCIAL
COVENANTS:     Financial  covenants  shall  include,  but not be limited to, the following:

               STAGE 1: Until Horizon has achieved Stage 2 Compliance (to be defined as the earlier of (i) two consecutive quarters of positive EBITDA or, (ii) [DATE TO BE DETERMINED]) covenants shall include:

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FIRST UNION-PROPOSAL                                      Strictly Confidential

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          (1)  Total   Debt  to  Total   Capitalization:   As  of  any  date  of
               determination, the Parent shall not permit the ratio of Total Debt to Total Capitalization to exceed .75 to 1.00.

               "Debt" means, with respect to any Person, the sum of the following determined on a consolidated basis, without duplication, in accordance with generally accepted accounting principles: (a) all liabilities, obligations and indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations to pay the deferred purchase price of property or services, including, but not limited to, all obligations under non-competition agreements, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations as lessee under capital leases, (d) all Debt of any other Person secured by a Lien on any asset of any such first Person, (e) all guaranty obligations, (f) all obligations, contingent or otherwise, relative to the face amount of letters of credit, whether or not drawn and banker's acceptances, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities and (h) all termination payments which would be due and payable pursuant to any hedging agreement.

               "Total Debt" means as of any date, with respect to any Person, all Debt of such Person and its subsidiaries determined on a consolidated basis.

               "Total Capitalization" means, with respect to any Person and its subsidiaries determined on a consolidated basis at any date of determination, the sum of Total Debt plus Consolidated Net Worth.

               "Consolidated Net Worth" means, with respect to any Person and its subsidiaries determined on a consolidated basis, at any date of determination, paid-in cash equity.

          (2)  Senior  Debt  to  Total   Capitalization.   As  of  any  date  of
               determination, the Borrowers shall not permit the ratio of Senior Debt to Total Capitalization to exceed .45 to 1.0.

               "Senior Debt" means as of any date, with respect to any Person, all Debt of such Person and its subsidiaries determined on a consolidated basis which is not subordinated in right of payment to the Facilities.

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FIRST UNION-PROPOSAL                                      Strictly Confidential

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          (3)  Minimum Covered POPs: As of any fiscal quarter end, the Borrowers
               shall   maintain   minimum   covered   POPs  in  amounts  [TO  BE
               DETERMINED].

          (4) Maximum EBITDA Losses/Minimum EBITDA: As of any fiscal quarter end, the Borrowers shall not permit EBITDA losses to exceed amounts to be determined [120%/80% OF BORROWER PROJECTIONS].

               "EBITDA" means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrowers and their subsidiaries in accordance with generally accepted accounting principles: (a) net income for such period plus (b) the sum of the following to the extent deducted in determining net income: (i) income and franchise taxes, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges less (c) interest income and any extraordinary gains.

          (5)  Minimum Total Revenues: [80% OF BORROWERS' PROJECTIONS].

          (6)  Minimum Subscribers: [TO BE DETERMINED].

          (7)  Maximum Capital Expenditures: [TO BE DETERMINED].

          STAGE 2: Once Horizon has achieved Stage 2 Compliance, the Stage 1 covenants shall cease to be effective and the following covenants shall be applicable:

          (1) Total Debt/EBITDA: As of any fiscal quarter end, the Parent shall not permit the ratio of (a) Total Debt on such date to (b) EBITDA for the most recently ended six month period times two (2) (the "Parent Leverage Ratio"), to be greater than [______] to 1.00, with stepdowns to be determined.

          (2) Senior Debt/EBITDA: As of any fiscal quarter end, the Borrowers shall not permit the ratio of (a) Senior Debt on such date to (b) EBITDA for the most recently ended six month period times two (2) (the "Borrower Senior Leverage Ratio"), to be greater than [___] to 1.0, with stepdowns to be determined.

          (3) Minimum Interest Coverage: As of any fiscal quarter end, the Borrowers shall not permit the ratio of (a) EBITDA for the most recently ended six month period to (b) Interest Expense for the most recently ended six month period to be less than [___] to 1.00, with stepups to be determined.

________________________________________________________________________________
FIRST UNION-PROPOSAL                                      Strictly Confidential

               "Interest Expense" means, for any period, total interest expense (including, without limitation, interest expense attributable to capital leases) determined on a consolidated basis, without duplication, for the Borrowers and their subsidiaries in accordance with generally accepted accounting principles.

          (4) Minimum Fixed Charge Coverage: As of any fiscal quarter end, the Borrowers shall not permit the ratio of (a) EBITDA for the most recently ended six month period times two (2) to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than [___] to 1.00, with stepups to be determined.

               "Fixed Charges" means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrowers and their subsidiaries in accordance with generally accepted accounting principles: (a) scheduled principal and interest payments, (b) capital expenditures, (c) cash taxes, and
               (d) cash dividends.

          (5)  Maximum Capital Expenditures: [TO BE DETERMINED].

NEGATIVE
COVENANTS:     Customary  for  facilities  of this  nature,  including,  but not limited to,  restrictions and limitations on: other indebtedness;
               liens;  dividends and  distributions  (provided that dividends to the Parent in amounts  necessary to pay interest  obligations  in respect of the high yield indebtedness shall be permitted so long as no  default  or event of default  shall  have  occurred  or be
               continuing);  asset  sales;  guaranty  obligations;   changes  in
               business;  consolidations and mergers; acquisitions [CARVE OUT TO
               BE  DETERMINED];   loans  and  investments;   transactions   with
               affiliates; sale and leaseback transactions; optional prepayments of and material  amendments to indebtedness  (including,  without
               limitation,   optional  prepayment  of  any  subordinated  debt);
               restrictive agreements; and changes in fiscal year or accounting method.

EVENTS OF
DEFAULT: Customary for facilities of this nature, including but not limited to: failure to pay any interest, principal or fees under the Facilities when due; failure to perform any covenant or agreement; inaccurate or false representation or warranties;


________________________________________________________________________________
FIRST UNION-PROPOSAL                                      Strictly Confidential
               loss, termination or revocation of any communications licenses and franchises issued or granted by any governmental authority; cross defaults (including cross-defaults to other material contracts); insolvency or bankruptcy; ERISA; judgment defaults; change in control; and any other events of default deemed reasonably necessary by the Administrative Agent and the Lenders in the context of the proposed transaction.

ASSIGNMENTS &
PARTICIPATION: Assignments in minimum  amounts of $5,000,000  shall be permitted subject to the consent of the Administrative Agent and subject (so long as no default or event of default has occurred and is continuing) to consent of the Borrowers, such consents not to be unreasonably withheld or delayed. Participations shall be permitted in minimum amounts of $5,000,000. Assignment fee of $3,500 shall be payable to the Administrative Agent by the issuing Lender.

INCREASED COSTS
CHANGE OF
CIRCUMSTANCES: Provisions  customary in facilities of this type  protecting  the
               Lenders in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs, withholding taxes and funding losses.

REQUIRED
LENDERS: On any date of determination, those Lenders who collectively hold at least 66 2/3% of outstandings, or if no outstandings, those Lenders who collectively hold at least 66 2/3% of the aggregate commitment of the Lenders.

WAIVER OF JURY
TRIAL,
GOVERNING
LAW: Waiver of jury trial, submission to jurisdiction in Charlotte, North Carolina and mandatory binding arbitration in Charlotte, North Carolina. North Carolina law (without reference to choice of law provisions) to govern.

COUNSEL TO
ADMINISTRATIVE
AGENT:         Moore & Van Allen, PLLC.

MISCELLANEOUS: This  summary  of  terms  and  conditions  does  not  purport  to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive credit documentation for the Facilities contemplated hereby.


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FIRST UNION-PROPOSAL                                      Strictly Confidential

                                    EXHIBIT I

Prior to Horizon achieving Stage 2 Compliance (and thereafter at any time the Borrowers fail to maintain Stage 2 Compliance), the following pricing grid will be applicable:


Revolver/Term         Revolver/Term
   Loan A                Loan A             Term Loan B           Term Loan B
Applicable LIBOR      Applicable Base      Applicable LIBOR      Applicable Base
   Margin              Rate Margin            Margin              Rate Margin
-------------------------------------------------------------------------------
  3.50%                  2.50%                  4.00%                  3.00%

Once  Horizon has  reached  Stage 2  Compliance  and  thereafter  as long as the
Borrowers  maintain  such  compliance,   the  following  pricing  grid  will  be
applicable:


                         Revolver/Term Revolver/Term   Term        Term Loan B
                             Loan A      Loan A       Loan B        Applicable
Total Consolidated         Applicable   Applicable  Applicable        Base
   Debt/EBITDA             Base Rate    Base Rate   LIBOR Margin   Rate Margin
   -----------             ---------    ---------   ------------   -----------

     > 10.0 to 1.0             3.25%       2.25%       4.00%           3.00%
> 8.0 to 1.0 but < 10.0        3.00%       2.00%       4.00%           3.00%
         to 1.0
 > 7.0 to .10 but < 8.0        2.75%       1.75%       4.00%           3.00%
         to 1.0
 > 6.0 to .10 but < 7.0        2.50%       1.50%       4.00%           3.00%
         to 1.0
 > 5.0 to .10 but < 6.0        2.25%       1.25%       4.00%           3.00%
         to 1.0
      < 5.0 to 1.0             2.00%       1.00%       4.00%           3.00%


                                   EXHIBIT II

                   Drawn Portion             Commitment Fee
                ------------------------- ----------------------
                         <33%                   1.375%
                         <66%                   1.125%
                         >66%                   0.75%





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FIRST UNION-PROPOSAL                                      Strictly Confidential

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